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                                                                   EXHIBIT 10.35

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                                SERVICES PROPOSAL
                   NORTHWEST BIOTHERAPEUTICS SERVICES PROPOSAL

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TO: Northwest Biotherapeutics                         PROPOSAL #: 071404-1
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22322 20th Avenue SE, Suite 150
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Bothell, Wa 98021                                     PROPOSAL VALID TO: 07/30/04
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PHONE NO: (425) 608-3000                              COGNATE CONTACT:  Alan Smith
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FAX NO: (425) 608-3009                                PHONE:    410-455-5564      FAX:  410-455-5562
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EMAIL:                                                EMAIL:  asmith@cognatetherapeutics.com
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In response to your letter dated July 13, 2004 (Exhibit A), we have prepared the following Proposal for the services requested. Due to the broad nature of the tasks required, and the differing mix of services required at various stages, we feel it is important to quote these services in monthly amounts. These amounts reflect estimated costs, and some variation, either up or down, can be anticipated. We propose billing Northwest Biotherapeutics ("NWBT") the amounts set forth in the attached budget ("Exhibit B") to perform all of the services desired by NWBT. The projected types, amounts and timing of various services reflected in the attached budget are based upon Cognate's understanding that
NWBT wishes to move as quickly as possible to restart its clinical trials for prostate cancer and brain cancer, as well as to make certain manufacturing improvement s and pursue certain R&D.

Cognate Therapeutics, Inc. ("Cognate") will reconcile the amounts paid by NWBT to the actual costs incurred by Cognate on a quarterly basis, within 15 days of the close of each quarter. Cognate will then provide to NWBT a "true-up" statement, showing the additional amounts to be paid by NWBT or the amounts to be credited to NWBT. Any additional payments due from NWBT will be payable to Cognate within 15 days after delivery of the "true-up" statement. Any such credits due to NWBT will be deducted from the next monthly payment due from NWBT or refunded as the case may be. Any anticipated material changes in the monthly amounts to be billed to NWBT by Cognate, beyond the anticipated variations described above, will be promptly forwarded to NWBT for approval.

The quarterly reconciliation will be based on the following hourly rates:

Executive management                        $   per hour
Senior management                           $    to $    per hour
Director level                              $    to $    per hour
Managers                                    $    to $    per hour
Scientists, technicians and other staff     $    to $    per hour


Billing rates will vary by employee, but a summary and statement of adjustments will be provided at the close of each quarter.


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Both parties will determine the optimal mechanism and timing for dissemination, management, and reporting of progress with respect to tasks performed during the previous period of time and the upcoming period of time. Progress reports in the form of teleconference, written and other forms will be determined between the parties.

The costs to Northwest Biotherapeutics for performance of the services summarized above is as follows:

PAYMENT TERMS
Contract initiation fee due upon acceptance of proposal   $
Monthly cost payments (24 months)                         amounts per Exhibit B


The monthly cost payments are to be made by NWBT at least 15 days in advance of the start of the month to which they relate, excluding the payment for the services rendered under month 2 which will be billed by Cognate within 15 days prior to the commencement of month 2, and will be payable within 15 days after the invoice date.


TERMS AND CONDITIONS:
The attached Cognate Therapeutics, Inc. Services Terms and Conditions dated 7/30/04 apply to the services provided hereunder. This proposal will be effective until July 30, 2004.

DURATION:
This services agreement is intended to continue from the date of commencement of services until completion of the active portion of NWBT's Phase III prostate cancer clinical trial, which is anticipated to be at least 24 months after execution of this agreement. The parties acknowledge and agree that Cognate has already provided substantial services to NWBT, during several months prior to execution hereof, and the parties agree that Cognate shall provide a summary documenting such services and shall be compensated for such services on the same basis as set forth herein. If additional time is needed, Cognate and NWBT shall enter into negotiations as to an extension of this agreement or a new agreement.

For technical inquiries please contact Alan Smith at (410) 455-5564; Fax: (410) 455-5562. For administrative and business inquiries please contact Scott Sanzone at (410) 455-5818; Fax (410) 455-5877.

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CLIENT'S AUTHORIZATION:

PROPOSAL AGREED AND ACCEPTED


SIGNATURE                                             DATE JULY 30, 2004
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PRINT NAME  ALTON L. BOYNTON                          TITLE   PRESIDENT
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COMPANY     NORTHWEST BIOTHERAPEUTICS                 PHONE   425-608-3008
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ADDRESS     22322 20TH AVENUE SE, SUITE 150, BOTHELL, WA 98021
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BILLING NAME/ADDRESS   SAME                           FAX  425-608-3009
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COGNATE'S AUTHORIZATION:


SIGNATURE                                             DATE  JULY 30, 2004
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PRINT NAME  ALAN K. SMITH                             TITLE  PRESIDENT AND COO
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COMPANY     COGNATE THERAPEUTICS, INC.                PHONE  (410) 455-5564
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ADDRESS     1448 SO. ROLLING RD., BALTIMORE, MD 21227
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BILLING NAME/ADDRESS       SAME                       FAX   (410) 455-5562
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                       COGNATE THERAPEUTICS, INC. SERVICES
                       TERMS AND CONDITIONS DATED 7/30/04

SERVICES: Subject to the terms and conditions on the face page and this reverse side of this proposal (this "Proposal"), Cognate Therapeutics, Inc. ("Cognate") will provide Services as attached in Exhibit A.

ACCEPTANCE OF PROPOSAL: This Proposal is valid only for the person to whom it is addressed ("Client") and only until the date inserted for the "Quote Valid To" date stated on the face page hereof. Client may accept this Proposal by executing the signature page above.

PRICE: Client shall pay the price in this Proposal for the Services. The prices stated are exclusive of any taxes, imposts, stamp duties, consular or other fees, duties, licenses or levies ("Taxes"), now or hereinafter imposed upon the Services. Client shall pay any Taxes related to the Services and reimburse Cognate for any such Taxes which Cognate is required to pay. Client shall provide an exemption certificate acceptable to the authorities responsible for any such Taxes. All such Taxes shall be billed as a separate item on the invoice.

PAYMENT TERMS: Payment will be made on a monthly basis in accordance with the budget set forth in Exhibit B and in accordance with an invoice from Cognate 15 days prior to the start of the month in which the services are rendered, excluding the payment for the services rendered under month 2 which will be billed by Cognate within 15 days prior to the commencement of month 2, and will be payable within 15 days after the invoice date.. If payment is not received by the due date, a service charge will be added at the rate of 1.5% per month (18% per year) or the maximum legal rate, whichever is less, on unpaid invoices from the due date thereof.

CANCELLATION: Customer may cancel the Services effective one hundred eighty
(180) days following actual receipt by Cognate of Customer's written notice of cancellation. Cognate will immediately cease all further work and activity with respect to the Services and use reasonable efforts to minimize wind-up costs. Customer shall compensate Cognate for all reasonable and documented wind-up costs incurred by Cognate, and shall make a single cancellation payment to Cognate equal to $ million if the Customer cancels this Agreement within 1 year from the execution of this Agreement, or $ million if the Customer cancels this Agreement after 1 year from the execution of this Agreement. The wind-up costs, penalty fee and any unpaid amounts for services rendered prior to notice of cancellation are the total compensation due Cognate upon Cognate's receipt of cancellation of Services by Client. Cognate is aware of the Client's financial prospects and acknowledges that the sources of termination penalty payment is limited to additional capital raised in bridge or other debt financing, the Anticipated Equity Financing or other future financing transaction or foreclosure of the Collateral (each as defined in that certain Recapitalization Agreement dated as of April 26, 2004, by and between Northwest Biotherapeutics, Inc. and Toucan Capital Fund II, L.P.) and there is no assurance that the Client will be able to obtain additional finances.


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CREDIT TERMS AND COLLECTION COSTS: If Cognate determines, at any time and in its sole discretion, that Client may not pay the price in full when due, Cognate may demand reasonable assurances from Client, including, without limitation, a letter of credit for payment of the price or payment in cash before performing all or a portion of the Services. Upon making such demand, Cognate may suspend shipments until such demand is satisfied. If within 30 days of Cognate's making such demand, Client fails to agree and comply with such different terms of payment and/or fails to give adequate assurance of performance, Cognate may treat such failure as a repudiation by Client of its agreement with Cognate with respect to the portion of the agreement still to be performed and terminate such agreement.

CONFIDENTIAL INFORMATION: Except for regulatory purposes and any other permitted purposes hereunder, neither Cognate nor Client (in each case, the "Receiving Party") shall disclose to third parties, any proprietary data or other information ("Confidential Information") received from the other party (in each case, the "Disclosing Party"), unless the information (i) was known to the Receiving Party at the time of its receipt from the Disclosing Party; (ii) is or becomes publicly available through publication or otherwise without breach of this Agreement; (iii) is received from a third party who was under no obligation to the Disclosing Party to keep confidential such Confidential Information, (iv) is developed by the Receiving Party without benefit of the Confidential Information disclosed by the Disclosing Party; or, (v) is required by court order to be disclosed, except with the prior approval of the Disclosing Party, which approval shall not be unreasonably withheld or denied. It is the intention of the parties that Cognate shall be able to use such Client Confidential Information as may demonstrate Cognate's capabilities and accomplishments for business development purposes, without violation of HIPAA rules. Upon termination or completion of Services by Cognate, Cognate shall return to Client all Client Confidential Information, except Cognate may retain one such copy for archival, regulatory and any other permitted uses.


OWNERSHIP OF MATERIALS: Materials provided by Client to Cognate for Cognate's use in providing Services shall at all times be the property of, and the risk of loss with respect thereto shall remain with, Client. Cognate will not, without prior written approval from Client, transfer these materials to a third party. Upon receipt of payment in full for the Services, Cognate shall either return or dispose of all portions of the materials, as requested by Client. For equipment purchased by Cognate but fully reimbursed by Client (including, without limitation all applicable taxes), ownership of said reimbursed property shall be with Client.


OWNERSHIP OF DELIVERABLES: Client shall own all data and test results acquired or created through Cognate's provision of the Services, provided, however, that Cognate shall be permitted to use such data and test results for regulatory purposes, and with the approval of Client, which shall not be unreasonably withheld or denied, to use such data and test results for business development purposes. It is the intention of the parties that Cognate shall be able to use such data and test results as may demonstrate Cognate's capabilities and accomplishments for business development purposes, to the extent said use does not violate HIPAA rules.

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Joint Developments: Advancements, modifications and other new intellectual property that are clearly and demonstrably developed jointly by Client and Cognate will be owned jointly by Client and Cognate, in accordance with standard patent rules.

Cognate Developments: Advancements, modifications and other new intellectual property of any kind that are developed by Cognate during, in connection with or as a result of the performance of the Services will be owned by Cognate. In the event that Client, in the course of carrying out its business of producing dendritic cells for the treatment of cancer (the "Field of Use"): a) infringes the claim of a Cognate patent; and, b) where that infringed claim covers an invention that would not have been made by Cognate but for Client's disclosure of its evaluation and/or testing methodologies, techniques, protocols, tools and/or equipment (including the TFF monocyte purification system), then Cognate and Client agree to enter into good faith negotiations whereby Client may receive a royalty free, non-transferable license to said patent in the Field of Use. Such license will be non-exclusive, however, Cognate agrees that Cognate will not license said patent in the Field of Use to a direct competitor of Client for so long as Client maintains an exclusive relationship with Cognate for the Services. If and when Client ceases to maintain an exclusive relationship with Cognate for the Services, Cognate will cease to be subject to any such restriction. Client may thereafter seek to negotiate a royalty-bearing license from Cognate.


INTELLECTUAL PROPERTY RIGHTS: This Agreement shall not be construed to grant any license or other rights to either party in any patent rights or know-how of the other party.

COGNATE WARRANTS: Cognate warrants that the Services will be performed in a workman-like manner. Cognate holds a current Dept of Health Services Drug Manufacturing License from the State of California. COGNATE MAKES NO OTHER REPRESENTATION OR WARRANTY CONCERNING THE SERVICES OR THE RESULTS.

LIMITATION OF LIABILITY: Client shall promptly notify Cognate of any alleged breach by Cognate of its warranty in respect of the Services. In its sole discretion, Cognate shall, where such warranty is breached with respect to the Services, either perform the Services again, or refund or cancel the price. Client's remedies in the preceding sentence are Client's sole and exclusive remedies for any and all breaches by Cognate of its agreement with Client. In no event shall Cognate be liable for any special, incidental, indirect or consequential damages arising out of or in connection with the agreement between Cognate and Client with respect to the Services. In no event shall Cognate's liability to Client or any third parties exceed the total amount actually paid by Client to Cognate.

INDEMNITY: Client shall indemnify, defend and hold Cognate harmless against all costs and liabilities which arise from Client's use of the Services, including, without limitation, any claim, action, proceeding or investigation initiated against Cognate with respect to the use of the products produced from the Services, except for any such cost or liability which results from Cognate's gross negligence or willful misconduct.

CHOICE OF LAW: This Proposal shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to that State's choice of law rules.

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MISCELLANEOUS:
1)     Clerical errors on the face of this form are subject to correction.
2) Cognate shall not be liable for any delay in performance of any order accepted by it when such delay is directly or indirectly caused by or in any manner arises from fire, flood accident, riot, war, government interference, rationing, embargoes or strikes.
3) In case of discrepancy, the most recent Proposal will supercede all prior Proposals.
4)     All amounts are given in U.S. dollars.


COMPLETE UNDERSTANDING: This Proposal, when accepted by Client, constitutes the entire agreement between the parties with respect to the subject matter thereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendments to or modification of such agreement shall be binding unless in writing and signed by a duly authorized representative of both parties.



WHEN THE PROPOSAL HAS BEEN EXECUTED, PLEASE FAX THE SIGNED PROPOSAL TO COGNATE THERAPEUTICS, INC. at 410-455-5562.


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                                    Exhibit A


                        [Insert letter of July 13, 2004]






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                                    Exhibit B


                          [Summary NWBT project budget]